                              MANAGEMENT AGREEMENT

            This Management Agreement, dated as of May 25, 1995, is by and between Steinway Musical Properties, Inc., a Massachusetts corporation (collectively with its subsidiaries, the "COMPANY"), and Kirkland Messina, Inc., a California corporation ("KM" or the "MANAGERS").

            In consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  SERVICES.

            1.1 ENGAGEMENT OF THE MANAGERS. The Company hereby retains the Managers to render the management services described in this SECTION 1 during the term of this Agreement, and the Managers hereby agree to provide such services to the Company during the term hereof.

            1.2 MANAGEMENT SERVICES. The Managers shall render management services to the Company, subject to the direction of the Board of Directors of the Company (the "BOARD"). Subject to such direction, the Managers agree to:

                 (a) provide ongoing management and consulting services to the Company, including strategic planning, marketing, consulting, financial planning and capital budgeting, executive compensation program analysis and such other management and consulting services as may, from time to time, be reasonably requested by the Company;

                 (b) monitor the business of the Company and conduct periodic reviews and analyses of such business as reasonably requested by the Company;

                 (c) assist the Company in developing a long-term strategic plan with respect to the business of the Company and identify, review and analyze merger and acquisition opportunities for the Company;

                 (d) use their reasonable efforts to assist the Company in arranging for the sale of the business of the Company, at such time as may be directed by the Board; and

                 (e) provide such written reports concerning the services they provide hereunder as may be reasonably requested by the Company.

            1.3 EXTENT OF SERVICES. In carrying out their obligations under this SECTION 1, the Managers shall devote such of their time as reasonably may be required to discharge their obligations to provide services hereunder and shall have regard to the objectives of the Board with respect to the business of the Company and any specific instructions from time to time communicated in writing by the Board to the Managers with respect to the business of the Company and the services provided hereunder. The Managers shall be free to render similar services to others.

SECTION 2.  EXPENSE REIMBURSEMENT AND COMPENSATION.

            2.1 REIMBURSEMENT OF EXPENSES. The Managers shall be reimbursed within 20 business days of the submission to the Company of a reasonably detailed invoice (i) for any overhead expenses and (ii) for any reasonable out-of-pocket expenses incurred by them in connection with the provision of the services described in SECTION 1 hereof, including without limitation for rent, salaries, travel, meals, lodging, messengers or couriers.


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            2.2  ANNUAL FEE.  As compensation for the services provided by KM pursuant to this Agreement, KM shall be entitled to receive from the Company an aggregate fee in an amount equal to $150,000 per annum (the "ANNUAL FEE"), payable in equal quarterly installments in arrears on the last day of each of March, June, September and December, commencing June 30, 1995. The Company shall pay the quarterly portion of the Annual Fee on each such date by Company checks payable to Kirkland Messina, Inc. Notwithstanding the foregoing, if the consolidated EBITDA of Selmer Industries, Inc. is less than $35 million for any fiscal year ending on or after December 31, 1996, the Annual Fee for the next succeeding year only shall be $1. In any such event, the Annual Fee will be increased to $150,000 if, for any fiscal year thereafter, the consolidated EBITDA of Selmer Industries, Inc. is equal to or greater than $35 million dollars.

SECTION 3.  TERMINATION.

            3.1 TERM OF AGREEMENT. Subject to SECTION 3.2 hereof, this Agreement shall become effective on the date hereof and shall continue in full force and effect until the earlier of (i) the consummation of a Change in Control and (ii) June 30, 2005. For purposes of this SECTION 3.1, "CHANGE IN CONTROL" has the meaning ascribed to such term in that certain Indenture, dated as of the date hereof, among The Selmer Company, Inc. and American Bank National Association (the "Trustee"), as trustee.

            3.2  TERMINATION.

                 (a) RIGHT OF TERMINATION. The Company may terminate this Agreement with respect to the Managers upon 60 days' prior written notice to the Managers if the Managers are in breach of its material obligations under this Agreement, and the Managers may terminate this Agreement upon 60 days' prior written notice to the Company if the Company is in breach of its material obligations to the Managers under this Agreement.

                 (b) EFFECT OF TERMINATION. From and after the effective date of any termination, whether pursuant to SECTION 3.2(a) hereof or at the end of the term specified in SECTION 3.1 hereof, the Company shall have no liability to the Managers with respect to whom this agreement has been terminated for any compensation hereunder (other than compensation accrued prior to the effective date of termination and remaining unpaid and a reasonable fee for any final report requested pursuant to this Section), and the Managers with respect to whom this agreement has been terminated shall have no obligation to perform services hereunder. Upon effectiveness of the termination of this Agreement, the Managers shall provide the Company all records in its possession relating to the Company and shall, upon request of the Board, render a final report to the Company with respect to the services provided by the Managers pursuant to this Agreement.

SECTION 4.  INDEMNIFICATION.

            The Company hereby unconditionally and irrevocably covenants and agrees to indemnify and hold harmless the Managers, their successors and assigns, and all of their officers, directors, shareholders, beneficial owners, partners, affiliates, agents and employees (collectively, the "INDEMNITEES") against any and all claims, liabilities, attorneys' fees and related litigation costs, fees and expenses in connection with any claim(s) against any Indemnitee for any acts or omissions by the Managers, their officers, directors, shareholders, beneficial owners, partners, affiliates, agents and employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct or gross negligence in the performance or reckless disregard of the duties of the Managers hereunder.

SECTION 5.  MISCELLANEOUS.

            5.1 SUBORDINATION. The Managers hereby acknowledge that all amounts payable to them by the Company hereunder are and shall be subordinate and inferior to, and subject to the claims


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and rights of the Holders of, certain indebtedness pursuant to and to the extent provided in the Management Subordination Agreement, dated as of the date hereof, by and between the Managers, the Company and the Trustee.

            5.2 ASSIGNMENT. Neither the Managers nor the Company may assign this Agreement or their respective rights or obligations hereunder to any third party; PROVIDED, HOWEVER, that the Managers may assign any or all of its rights or obligations hereunder to an entity that controls, is controlled by or is under common control with the Managers.

            5.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, or shall be delivered personally or by overnight courier, or shall be sent by telecopy or similar means of simultaneous transmission and receipt to the party to whom it is to be given at the address or telecopy number of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this SECTION 5.3):

                 (a)  If to the Company, to:

                      Steinway Musical Properties, Inc.
                      800 South Street
                      Waltham, Massachusetts  02154-1439

                      Attention:  Bruce Stevens

                      Telecopy:  (617) 894-9803

                 (b)  If to KM, to:

                      Kirkland Messina, Inc.
                      11100 Santa Monica Boulevard, Suite 825
                      Los Angeles, California  90025

                      Attention:  Dana Messina

                      Telecopy:  (310) 445-6522

Notices shall be deemed to have been given on the fifth day after being so mailed, the next business day after delivery to an overnight courier, when sent by telecopier (with receipt acknowledged) or upon receipt when delivered personally.

            5.4 WAIVER; REMEDIES. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver hereunder must be in writing. All rights and remedies which the Company or the Managers may have under this Agreement are cumulative and in addition to any rights or remedies under applicable law or in equity.

            5.5 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Managers and their respective successors and assigns.

            5.6 NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.


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            5.7  HEADINGS.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            5.8 COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws principles.

            5.9 RELATIONSHIP OF PARTIES. The parties agree that the Managers in the performance of their duties hereunder are independent contractors acting as agents of the Company, and that nothing contained herein shall constitute any party as employee or legal representative of any other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture or partnership between the parties hereto or as giving the Managers any type of property interest in the Company, nor is any party granted any right or authority to assume or create any obligation or responsibility on behalf of any other party, except as otherwise provided herein, nor shall any party be in any way liable to any other party for any debt of the other.

            5.10 MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each party hereto.


                            [Signature page follows]







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            IN WITNESS WHEREOF, the parties have duly executed this
Management Agreement as of the date first above written.

                                       STEINWAY MUSICAL PROPERTIES, INC.



                                       By: /s/ Bruce Stevens
                                          -----------------------------
                                          Bruce Stevens
                                          President


                                       KIRKLAND MESSINA, INC.



                                       By: /s/ Dana Messina
                                          -----------------------------
                                          Dana Messina
                                          Chief Executive Officer






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